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EXHIBIT 23.5

CONSENT
of
Deutsche Banc Alex. Brown Inc.

    We hereby consent to (i) the inclusion of our opinion letter, dated June 7, 2001, to the Board of Directors of Juno Online Services, Inc. as Annex C to the Joint Proxy Statement / Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "SUMMARY OF THIS JOINT PROXY STATEMENT/PROSPECTUS—Opinions of Financial Advisors", "THE MERGERS—Background of the Mergers", "THE MERGERS—Juno's Reasons for the Mergers; "THE MERGERS—Recommendation of Juno's Board of Directors" and "THE MERGERS—Opinion of Deutsche Banc Alex. Brown Inc." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

DEUTSCHE BANC ALEX. BROWN INC.
By:

Name:

Title:

By:

Name:

Title:

June 22, 2001

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EXHIBIT 23.5
CONSENT of Deutsche Banc Alex. Brown Inc.